As filed with the Securities and Exchange Commission on May 15, 2008.

Registration No. 333-136987

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3 TO

FORM SB-2

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

OPEN ENERGY CORPORATION

(Name of small business issuer in its charter)

Nevada (State or jurisdiction of incorporation or organization)	3674 (Primary Standard Industrial Classification Code Number)	98-0370750 (I.R.S. Employer Identification No.)

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Address of principal place of business)

Dalton W. Sprinkle, Esq.

General Counsel and Senior Vice President

Open Energy Corporation

514 Via De La Valle, Suite 200

Solana Beach, CA 92075

(858) 794-8800

(Name, address and telephone number of agent for service)

with copies to:

Martin J. Waters, Esq.

Anthony G. Mauriello, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, CA 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to rule 434, check the following box. ☐

DEREGISTRATION OF SECURITIES

Pursuant to a Registration Statement on Form SB-2 (File No. 333-136987) (the “Registration Statement”) initially filed with the Securities and Exchange Commission on August 30, 2006 by Open Energy Corporation (the “Company”) and declared effective on October 25, 2006 under the Securities Act of 1933, as amended (the “Act”), the Company registered for the resale of 80,000,891 shares of common stock, par value $0.001 (the “Common Stock”) of the Company. The Common Stock was registered to permit resale by the selling securityholders named in the Registration Statement and the subsequent post-effective amendments thereto. This Post-Effective Amendment No. 3 to Form SB-2 Registration Statement on Form S-1 is being filed by the Company to deregister the remaining unsold shares of Common Stock of the Company.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 3 to Form SB-2 Registration Statement on Form S-1 and authorized this amendment to be signed on its behalf by the undersigned, in the City of Solana Beach, State of California, on the 15th day of May 2008.

OPEN ENERGY CORPORATION

By:	/s/ David Saltman
David Saltman
Chairman and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement on Form SB-2 on Form S-1 has been signed by the following persons in the capacities and on May 15, 2008.

Signature	Title	Date

/s/ David P. Saltman	Chairman and Chief Executive Officer (Principal Executive Officer)	May 15, 2008
David P. Saltman

/s/ Aidan H. Shields	Chief Financial Officer and Treasurer (Principal Financial and	May 15, 2008
Aidan H. Shields	Accounting Officer)

/s/ David Field	President, Chief Operating Officer and Director	May 15, 2008
David Field

Director
Patricia M. Eckert

Director
Steven J. Kemper

/s/ Kenneth F. Potashner	Director	May 15, 2008
Kenneth F. Potashner

/s/ Edward Douglas Ward	Director	May 15, 2008
Edward Douglas Ward